UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MOGGLE, INC.
 (Exact name of Registrant as specified in its charter)

Delaware	35-2327649
(State of Incorporation)	(I.R.S. Employer Identification No.)

111 Presidential Boulevard Suite 212 Bala Cynwyd, PA	19004
(Address of principal executive offices)	(Zip Code)

 (Former name or address)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange of which each class is to be registered
None	None
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333- 161457

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE OF $0.0001
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333- 161457) originally filed with the Securities and Exchange Commission on August 20, 2009, as amended (the “Registration Statement”) and is hereby incorporated by reference in response to this Item.

Item 2. Exhibits

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.2	By-Laws (1)

(1) Incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (SEC File No. File # 333- 152050 ) on July 1, 2008 and the amendments thereto. Such exhibits are incorporated by reference pursuant to Rule 12b-32.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 14th day of April, 2010.

Moggle, Inc.

By:	/s/ Alfredo Villa
Alfredo Villa
President, Chief Executive Officer and Principal Executive Officer

Moggle, Inc.

By:	/s/ Ernest Cimadamore
Ernest Cimadamore
Chief Financial Officer, Principal Financial Officer and Secretary